UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2009

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

10260 Campus Point Drive, San Diego, CA 92121

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards to Chief Executive Officer

On September 21, 2009, Walter P. Havenstein joined SAIC, Inc. as Chief Executive Officer and as a member of our Board of Directors. Mr. Havenstein succeeds Kenneth C. Dahlberg as CEO. Mr. Dahlberg will remain Chairman of the Board until a new Chairman is selected by the Board. Mr. Dahlberg’s current term on the Board expires in June 2010.

Certain information about Mr. Havenstein’s compensatory and other arrangements with SAIC was previously reported in our Current Report on Form 8-K filed with the SEC on June 23, 2009. As previously reported, as an inducement to join SAIC, we agreed to issue equity awards to Mr. Havenstein comprised of stock options, restricted stock and performance share awards having an aggregate value equivalent to the value of the equity awards of BAE Systems plc that he forfeited as a result of joining SAIC. The aggregate replacement value was determined to be $6.46 million based on the currency exchange rate and the closing sales price of the publicly traded equity securities of SAIC and BAE Systems on the applicable stock exchanges on September 18, 2009, the trading day before Mr. Havenstein’s first day of employment with SAIC. These equity awards were granted effective September 21, 2009 and are comprised of the following:

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A five-year option to purchase 307,389 shares of common stock at an exercise price of $17.71 (the closing sales price of our common stock on the New York Stock Exchange on the trading day preceding the grant date) which will vest and become exercisable as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the grant date, respectively;

•	A restricted stock award of 113,641 shares that will vest in three equal annual installments on the first, second and third year anniversaries of the grant date;

•	A restricted stock award of 84,322 shares that will vest in a single installment on the third anniversary of the grant date; and

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A performance share award that may result in shares being issued at the end of a three-year performance period based upon the company’s achievement of specific pre-established levels of performance. The performance share award has a target number of 83,336 shares, although the number of shares that will ultimately be issued can range from zero to 150% of the target number of shares based on the achievement of cumulative growth in diluted earnings per share from continuing operations and operating income margin, weighted equally, as compared to targeted amounts over the three-year performance period covering fiscal year 2010 through fiscal year 2012.

The foregoing awards were issued under our 2006 Equity Incentive Plan and are subject to the terms and conditions of the plan.

Amendments to Deferred Compensation Plans

Our Human Resources and Compensation Committee approved amendments to our Key Executive Stock Deferral Plan, Management Stock Compensation Plan, Stock Compensation Plan, Keystaff Deferral Plan, Stock Compensation Plan Trust and Key Executive Stock Deferral Trust to implement aspects of our compensation recoupment policy adopted by the committee on June 18, 2009. Under the recoupment policy, members of senior management may be required to return incentive compensation if there is a material restatement of the financial results upon which the compensation was originally based. The policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial results. The amendments to the deferred compensation plans referenced above clarify that participants may be required to return certain payments of plan benefits made to the participant, and that payments that otherwise would have been made to the participant with respect to the participant’s account under the plans may be reduced or entirely eliminated. Information about our recoupment policy was previously reported in our Current Report on Form 8-K filed with the SEC on June 24, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2009, our Board of Directors amended and restated our bylaws. The following summary of the bylaw amendments is subject to and qualified in its entirety by reference to the text of our amended and restated bylaws, which are included as Exhibit 3.1 to this report and are incorporated by reference in this Item 5.03.

Section 1.02 of the bylaws was amended to reflect the change in our principal office from 10260 Campus Point Drive, San Diego, California 92121 to 1710 SAIC Drive, McLean, Virginia 22102. The change in our headquarters was publicly announced and is effective on September 24, 2009.

Section 2.07 and Section 3.03(b) of the bylaws were amended to:

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clarify that stockholders must comply with the advance notice provisions of our bylaws in order to propose any business at annual meetings or nominate any persons for election to the Board of Directors;

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provide additional disclosure requirements for any stockholder making a proposal or a director nomination, including disclosure of any derivative instrument, short interest, hedge, similar transaction or other economic or voting interests of the stockholder or nominee with respect to our stock and any other agreement among the stockholder, the nominee or any other persons; and

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require that information submitted pursuant to a stockholder’s notice be provided as of the date of the proposal and as of the record date for determining stockholders entitled to receive notice of the meeting.

Section 3.03(b) of the bylaws, which pertains specifically to director nominations, was further amended to add a provision to allow stockholders to submit director nominations for inclusion in our proxy materials in accordance with the final rules adopted by the Securities and Exchange Commission (SEC) providing for such stockholder nominations and proxy inclusion (final proxy access rules); provided that in order to be timely any such stockholder notice must be delivered no later than 120 days before the date we mailed our prior year’s proxy materials (or such later date as may be set by the SEC for companies without advance notice bylaws) and such stockholder must comply with the information requirements of Section 3.03(b) of our bylaws unless requiring such information is prohibited by the final proxy access rules.

The advance notice bylaw amendments do not change the deadlines for stockholder proposals for our 2010 Annual Meeting of Stockholders as disclosed in our proxy statement for our 2009 Annual Meeting of Stockholders, but the location of our principal office for delivery of stockholder notice has been changed to 1710 SAIC Drive, McLean, Virginia 22102.

Item 8.01	Other Events

Change in Headquarters

On September 24, 2009, we announced the change in our headquarters from San Diego, California to McLean, Virginia. A copy of the press release announcing this change is included as Exhibit 99.1 to this report.

Stock Repurchase Program

Effective September 21, 2009, our Board of Directors authorized the repurchase of additional shares of stock under our stock repurchase program, restoring the number of shares authorized to be repurchased under the program to 40 million shares. The stock repurchase program was originally authorized by our Board in December 2006 as part of our overall strategy for capital allocation. In March 2008, our Board authorized additional shares for repurchase under the program. Through July 31, 2009, we repurchased an aggregate of 48 million shares under the stock repurchase program and as of July 31, 2009, there were 10 million shares remaining authorized for repurchase under the program. Stock repurchases under the stock repurchase program may be made on the open market or in privately negotiated transactions with third parties. Whether repurchases are made and the timing and actual number of shares repurchased will depend on a variety of factors including price, corporate capital requirements, other market conditions and regulatory requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Restated Bylaws of SAIC, Inc.

Exhibit 99.1	Press Release dated September 24, 2009 issued by SAIC, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: September 24, 2009	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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